Exhibit 99.1

Veramark Announces Second Quarter Profit

    PITTSFORD, N.Y.--(BUSINESS WIRE)--Aug. 11, 2005--Veramark Technologies, Inc. (OTCBB: VERA) today announced financial results for the second quarter ended June 30, 2005. Veramark reported a net profit of $250,000, or $0.03 per diluted share, on sales of $2,661,000 for the quarter. This compared with a net loss of $521,000, or $0.06 per share, on sales of $2,568,000 for the second quarter of 2004. For the six months ended June 30, 2005 Veramark has earned a net profit of $164,000, or $0.02 per diluted share which compares to a net loss of $496,000, or $0.06 per share for the same six months of 2004. Sales for the six months ended June 30, 2005 were $5,288,000, up from sales of $5,241,000 from the same period a year ago.

    About Veramark Technologies, Inc.

    For more than 20 years, Veramark (www.veramark.com) has set the industry standard for telecom network cost control solutions by delivering technological excellence, application experience and process expertise. Our focus on convergence in the communications market has resulted in a broad portfolio of products and services that allow enterprises to measurably reduce communications expenses, optimize network performance, increase productivity, and improve enterprise security. Our solutions are fully compatible with IP-telephony, traditional PBX, and CENTREX environments.
    Veramark's totally web-based software architecture leverages leading edge technology to consistently deliver enterprise cost management solutions that are easy to use, install and maintain. The company's leadership position is demonstrated by relationships with telecom's elite--Avaya(R), Cisco Systems(R), Aastra Intecom, Nortel Networks(R), NEC America(R), SBC(R), Sprint(R), and others--and an installed base of nearly 100,000 customers that range from the Fortune 500, to the public sector, and small businesses. All Veramark products and services are made and provided by personnel in the United States.

    Veramark, VeraSMART, and Quantum Series are registered trademarks of Veramark Technologies, Inc.

    All other marks are the property of their respective owners.

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                      VERAMARK TECHNOLOGIES, INC.
                    CONSOLIDATED FINANCIAL RESULTS
                              (Unaudited)

                                           Second Quarter Ended
                                                 June 30,
                                         2005               2004
                                    ---------------    ---------------
Net Sales                               $2,661,356         $2,567,599
                                    ---------------    ---------------
Income (Loss) Before Taxes                 249,723           (521,386)
Income Taxes                                     -                  -
                                    ---------------    ---------------
Net Income (Loss)                       $  249,723         $ (521,386)
                                    ===============    ===============
Income (Loss) Per Diluted Share         $     0.03         $    (0.06)
                                    ===============    ===============
Weighted Average Number of
Diluted Shares Outstanding               9,367,580          8,578,431


                                             Six Months Ended
                                                 June 30,
                                         2005               2004
                                    ---------------    ---------------
Net Sales                               $5,287,728         $5,241,297
                                    ---------------    ---------------
Income (Loss) Before Taxes                 164,437           (495,848)
Income Taxes                                     -                  -
                                    ---------------    ---------------
Net Income (Loss)                       $  164,437         $ (495,848)
                                    ===============    ===============
Income (Loss) Per Diluted Share         $     0.02         $    (0.06)
                                    ===============    ===============
Weighted Average Number of
Diluted Shares Outstanding               9,461,572          8,570,630


    This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes In the marketing strategies of major distributors.

    CONTACT: Veramark Technologies, Inc.
             David G. Mazzella, 585-381-6000
             www.veramark.com